EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Midcoast Energy Resources, Inc. as of December 31, 1998 and for the three-year period then ended, dated March 18, 1999, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-3 (File No. 333-70371).





HEIN + ASSOCIATES LLP
Houston, Texas
March 31, 1999